EXHIBIT A


         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  October 5, 2009

                                         By: /s/ Kim M. Silva
                                             --------------------------
                                             Kim M. Silva

                                         Attorney-in-Fact for:

                                         SPO PARTNERS II, L.P. (1)
                                         SPO ADVISORY PARTNERS, L.P. (1)
                                         SAN FRANCISCO PARTNERS, L.P. (1)
                                         SF ADVISORY PARTNERS, L.P. (1)
                                         SPO ADVISORY CORP. (1)
                                         JOHN H. SCULLY (1)
                                         WILLIAM E. OBERNDORF (1)
                                         WILLIAM J. PATTERSON (1)
                                         EDWARD H. MCDERMOTT(1)


                                         (1) A Power of Attorney authorizing Kim
                                         M. Silva to act on behalf of this
                                         person or entity is filed as Exhibit B.